EXHIBIT 1

JOINT REPORTING AGREEMENT
AND
POWER OF ATTORNEY

          WHEREAS, the statement on Schedule 13D (the “Joint Statement”) to which this joint reporting agreement and power of attorney (the “Agreement”) is an exhibit is being filed on behalf of two or more persons (collectively, the “Reporting Persons”) with respect to their deemed beneficial ownership of shares of Common Stock of Crown Resources Corporation, a Washington corporation (the “Issuer”), that would result upon the conversion of the Secured Notes, Subordinated Notes and Subordinated B Notes and the exercise of the Warrants (as each such term is defined in the Joint Statement); and

          WHEREAS, the Reporting Persons prefer to file the Joint Statement on behalf of all of the Reporting Persons rather than individual statements on Schedule 13D on behalf of each of the Reporting Persons;

          NOW THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:

           1.      Each of the Reporting Persons is responsible for the timely filing of the Joint Statement and any amendments thereto.

           2.       Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such Reporting Person contained in the Joint Statement.

           3.      None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in the Joint Statement, unless such Reporting Person knows or has reason to believe that such information is inaccurate.

           4.      The undersigned agrees that the Joint Statement is, and any amendment thereto will be, filed on behalf of each of the Reporting Persons.

           5.      The undersigned hereby appoints each of Gideon King and Robert Grubin as attorneys-in-fact for the undersigned with authority to execute and deliver on behalf of the undersigned (i) any and all documents (including any amendments thereto) required to be filed by the undersigned or otherwise executed and delivered by the undersigned pursuant to the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, all other federal, state and local securities and corporation laws, and all regulations promulgated thereunder relating to the undersigned's beneficial ownership of securities of the Issuer, and (ii) any and all amendments hereto for the purpose of adding additional Reporting Person(s) parties hereto.

           6.      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[Signature Page to Follow]

           IN WITNESS WHEREOF each of the undersigned hereby execute this Agreement as of this 16th day of April, 2003.

LOEB PARTNERS CORPORATION

By: /s/ GIDEON KING
Name: Gideon King
Title: Executive Vice President

LOEB ARBITRAGE FUND, L.P.

By: Loeb Arbitrage Management, Inc.,
General Partner

By:/s/ GIDEON KING
Name: Gideon King
Title: President

LOEB ARBITRAGE MANAGEMENT, INC.

By:/s/ GIDEON KING
Name: Gideon King
Title: Vice President

LOEB OFFSHORE FUND, LTD.

By: Loeb Offshore Management, LLC,
Investment Adviser

By:/s/ GIDEON KING
Name: Gideon King
Title: President

LOEB OFFSHORE MANAGEMENT, LLC

By:/s/ GIDEON KING
Name: Gideon King
Title: President

LOEB HOLDING CORPORATION

By: /s/ VICKI HOLLEMAN
Name: Vicki Holleman
Title: Assistant Secretary